EXHIBIT 23

Consent of PricewaterhouseCoopers LLP, Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 033-81980, 333-14833, 333-42664, 333-19351, 333- 61003, and 333-67094) and Form S-3 (Nos. 333-67781 and 333-77631) of Plantronics, Inc. of our report dated April 18, 2002 relating to the financial statements and financial statement schedules, which appear in this Form 10- K.

/s/ PricewaterhouseCoopers LLP

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/s/ PricewaterhouseCoopers LLP

San Jose, California

June 1, 2002